UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2018

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 1.01     Entry into a Material Definitive Agreement.

On July 27, 2018, the Nominating and Governance Committee of the Board of Directors of Actuant Corporation (the “Company”), in connection with a periodic review of the Company’s existing form indemnification agreement, approved an updated form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each director and executive officer of the Company. The Indemnification Agreement provides that the Company will indemnify the director or officer party to the agreement against certain expenses arising out of claims to which he or she becomes subject in connection with his or her service to the Company. The Indemnification Agreement contains customary terms and conditions and establishes certain customary procedures and presumptions.
The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference thereto.

Item 9.01    Financial Statements and Exhibits
(d) The following exhibit is filed as part of this report:

Exhibit
Number	Description
10.1	Form of Indemnification Agreement for Directors and Executive Officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION
Date: August 2, 2018
/s/ Fabrizio Rasetti
Name: Fabrizio Rasetti Title: Executive Vice President, General Counsel and Secretary